Exhibit 21.1
Subsidiaries of Precision Drilling Corporation
Alberta, Canada
1198430 Alberta Ltd.
Arrowstar Drilling Partnership
Canadian Waste Management Inc.
Four Lakes Precision Drilling Limited Partnership
Grey Wolf Global Employment Corporation
Peritus International Oilfield Services Ltd.
Precision Diversified Oilfield Services Corp.
Precision Drilling Canada Limited Partnership
Precision Limited Partnership
Precision Oilfield Personnel Services Ltd.
Sierra Drill Manufacturing Ltd.
California
Precision Bolting, Inc.
Canada (federal)
Grey Wolf International Drilling Corporation
Delaware
Kenting Inc.
Murco Drilling Corporation
Precision Completion & Production Services Ltd.
Precision Drilling, Inc.
Louisiana
Precision Drilling LLC
Nevada
Grey Wolf Mexico Holdings LLC

Precision Drilling Holdings Company
Texas
DI Energy, Inc.
DI/Perfensa Inc.
Grey Wolf International, Inc.
Grey Wolf Supply Inc.
Precision Directional Services, Inc.
Precision Drilling Company LP
Precision Drilling Oilfield Services Corporation
Yukon, Canada
31795 Yukon Inc.